UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

RECKSON OPERATING PARTNERSHIP, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

1-13762	11-3233647
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events

On March 11, 2010, SL Green Realty Corp. (“SL Green”) announced that Reckson Operating Partnership, L.P. (the “Company”), and SL Green and SL Green Operating Partnership, L.P. (“SL Green OP”), as co-obligors, have commenced an offering of $250,000,000 aggregate principal amount of senior notes (the “Offering”) in a private offering to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act, subject to market conditions.  The Company is a wholly-owned subsidiary of SL Green OP, which is the operating partnership of SL Green.  The obligations under the Notes will be the joint and several obligations of the Company, SL Green OP and SL Green.

SL Green intends to use the net proceeds from the Offering to fund its concurrent tender offer for certain outstanding notes of the Company and SL Green OP (the “Tender Offer”), with the remaining proceeds, if any, being used for general corporate purposes and/or working capital purposes.  The Tender Offer is conditioned on the consummation of the Offering.

A copy of the press release related to the Offering, and which describes the Offering in more detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

99.1                        Press Release announcing the Offering, dated March 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RECKSON OPERATING PARTNERSHIP, L.P.
By:	Wyoming Acquisition GP LLC

By:	/s/ Gregory F. Hughes
Gregory F. Hughes
Treasurer

Date:  March 11, 2010